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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                      THE FIRST NATIONAL BANK OF CHICAGO
             (Exact name of trustee as specified in its charter)

A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                    (I.R.S. employer
                                                   identification number)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
(Address of principal executive offices)                 (Zip Code)

                    THE FIRST NATIONAL BANK OF CHICAGO
                   ONE FIRST NATIONAL PLAZA, SUITE 0286
                     CHICAGO, ILLINOIS   60670-0286
        ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
       (Name, address and telephone number of agent for service)

      ------------------------------

          METRIS COMPANIES INC.                   METRIS DIRECT, INC.
        (Exact name of obligor as              (Exact name of obligor as
        specified in its charter)              specified in its charter)


               DELAWARE                                   MINNESOTA
   (State or other jurisdiction of               (state or other jurisdiction
   incorporation or organization)                or incorporation organization)

               6159                                         6159
   (Primary Standard Industrial                    (Primary Standard
   Classifaction Code Number)             Industrial Classification Code Number)

            41-1849591                                   41-1111974
        (I.R.S. employer                          (I.R.S. employer
        identification number)                    indentification number)

        600 South Highway 169                      600 South Highway 169
            Suite 1800                                   Suite 1800
St. Louis Park, Minnesota 55246                St. Louis Park, Minnesota 55246
        (612) 525-5020                                (612) 525-5020

(Address including zip code,                    (Address including zip code,
and telephone number, including                 and telephone number, including
area code of registrant's                       area code of registrant's
principal executive offices)                    principal executive offices)



                       10% Senior Notes Due 2004 and
                      Guarantee relating to Senior Notes
                       (Title of Indenture Securities)

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ITEM 1.  GENERAL INFORMATION.  Furnish the following
         information as to the trustee:

         (a)  Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   List below all exhibits filed as a
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6.   The consent of the trustee required by
              Section 321(b) of the Act.

                                       2
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         7.   A copy of the latest report of condition of the
              trustee published pursuant to law or the
              requirements of its supervising or examining
              authority.

         8.   Not Applicable.

         9.   Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 10th day of December, 1997.

                        The First National Bank of Chicago,
                        Trustee

                        By   /s/ Richard D. Manella

                             Richard D. Manella
                             Vice President and Senior Counsel





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in item 16 of the Form T-1 of the First National
Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form
S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                       3
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                                   EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                               December 15, 1997




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an Indenture between Metris
Companies Inc., as Issuer, Metris Direct, Inc., as Guarantor, and The First
National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                        Very truly yours,

                        The First National Bank of Chicago

                        By:  /s/ Richard D. Manella

                             Richard D. Manella
                             Vice President and Senior Counsel

                                       4

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                                       EXHIBIT 7

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

Legal Title of Bank:    The First National Bank of Chicago     Call Date:   09/30/97  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303                                      Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

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


                                                                            Dollar Amounts in                  C400
                                                                                                            ------------
                                                                                Thousands           RCFD    BIL MIL THOU
                                                                            -----------------       ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . .                             0081      4,499,157     1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . .                             0071      6,967,103     1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . .                             1754              0     2.a.
    b. Available-for-sale securities (from Schedule RC-B, colum D). . .                              1773      5,251,713     2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             1350      5,561,976     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122 24,171,565                              4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .   RCFD 3123    419,216                              4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . .   RCFD 3128          0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .                             2125     23,752,349     4.d.
5.  Trading assets (from Schedule RD-D). . . . . . . . . . . . . . . . .                             3545      6,238,805     5.
6.  Premises and fixed assets (including capitalized leases) . . . . . .                             2145        717,303     6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .                             2150          7,187     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .                             2130         77,115     8.
9.  Customers' liability to this bank on acceptances outstanding . . . .                             2155        614,921     9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .                             2143        277,105    10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . .                             2160      2,147,141    11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .                             2170     56,108,875    12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

                                                            5

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


Legal Title of Bank:             The First National Bank of Chicago                   Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                         One First National Plaza, Ste 0303                                                     Page RC-2
City, State  Zip:                Chicago, IL  60670
FDIC Certificate No.:            0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                                           Dollar Amounts in
                                                                               Thousands                      Bil Mil Thou
                                                                          ------------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
    from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . . . .                         RCON 2200     21,496,468   13.a
     (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . . . . .  RCON 6631  8,918,843                              13.a.1
     (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . .  RCON 6636 12,577,625                              13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
    IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . . . .                         RCFN 2200     14,164,129   13.b.
     (1) Noninterest bearing . . . . . . . . . . . . . . . . . . . . . .  RCFN 6631     352,399                             13.b.1
     (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . .  RCFN 6636  13,811,730                             13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase: . . . . . . . . . . . . . . . . . . . . . . . . . . .                         RCFD 2800      3,894,469     14
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . . . .                         RCON 2840         68,268     15.a
    b. Trading Liabilities(from Schedule RC-D) . . . . . . . . . . . . .                         RCFD 3548      5,247,232     15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less. . . . . . . . . .                         RCFD 2332      2,608,057     16.a
    b. With a remaining  maturity of than one year through three years .                              A547        379,893     16.b
 .   c.  With a remaining maturity of more than three years . . . . . . .                              A548        323,042     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding. . . . . . .                         RCFD 2920        614,921     18
19. Subordinated notes and debentures (2). . . . . . . . . . . . . . . .                         RCFD 3200      1,700,000     19
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . .                         RCFD 2930      1,222,121     20
21. Total liabilities (sum of items 13 through 20) . . . . . . . . . . .                         RCFD 2948     51,718,600     21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . . . . .                         RCFD 3838              0     23
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         RCFD 3230        200,858     24
25. Surplus (exclude all surplus related to preferred stock) . . . . . .                         RCFD 3839      2,989,408     25
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . .                         RCFD 3632      1,175,518     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
    securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         RCFD 8434         26,750     26.b.
27. Cumulative foreign currency translation adjustments. . . . . . . . .                         RCFD 3284         (2,259)    27
28. Total equity capital (sum of items 23 through 27). . . . . . . . . .                         RCFD 3210      4,390,275     28
29. Total liabilities and equity capital (sum of items 21 and 28). . . .                         RCFD 3300     56,108,875     29

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                         Number
    auditors as of any date during 1996. . . . . . . . . . . . . . . .                         RCFD 6724        N/A          M.1
                                                                                                               ------

1 = Independent audit of the bank conducted in accordance           4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which           6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                 auditors
    (but not on the bank separately)                                7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                 8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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